Exhibit 99.1

I

HESS MIDSTREAM PARTNERS LP

HESS MIDSTREAM PARTNERS LP REPORTS ESTIMATED RESULTS FOR THE SECOND QUARTER OF 2019

Highlights:

•	Net income was $90.9 million. Net cash provided by operating activities was $148.3 million.
•	Adjusted EBITDA[1] was $125.5 million, of which $24.2 million was attributable to Hess Midstream Partners LP. DCF[1] of Hess Midstream Partners LP was $23.3 million.
•	Increased quarterly cash distribution to $0.3970 per unit, an increase of 15% compared to the prior-year quarter.
•

Compared with the prior‑year quarter, throughput volumes increased 33% for crude oil gathering, 31% for crude oil terminaling and 2% for gas gathering driven by Hess Corporation’s growing production and capturing additional third-party customer volumes. Gas processing volumes remained flat over the periods due to processing capacity constraints.

•	Little Missouri 4 start-up process initiated with introduction of first gas into the plant.
•	Hess Midstream reaffirms its previously announced guidance for full year 2019.

HOUSTON, July 31, 2019—Hess Midstream Partners LP (NYSE: HESM) (“Hess Midstream”) today reported second quarter 2019 net income of $90.9 million compared with net income of $94.6 million for the second quarter of 2018. After deduction for noncontrolling interests, net income attributable to Hess Midstream was $16.8 million, or $0.29 per common unit. Hess Midstream generated Adjusted EBITDA of $24.2 million and DCF of $23.3 million for the second quarter of 2019.

Commenting on the second quarter 2019 results, John Gatling, Chief Operating Officer of Hess Midstream said, “The second quarter marks an important inflection point for Hess Midstream.  With the start-up of LM4 we are significantly increasing our processing capacity in the Bakken, in line with the second half growth we forecast from our sponsor and third parties.  In addition, we completed and brought online several significant expansion projects, ahead of schedule and below budget, that position us well for growth in the second half of the year and beyond.”

[1]	Adjusted EBITDA and DCF are non‑GAAP measures. Definitions and reconciliations of these non‑GAAP measures to GAAP reporting measures appear in the following pages of this release.

Financial Results

Hess Midstream’s results included in this release are consolidated to include the noncontrolling interests in Hess Midstream’s assets retained by Hess Infrastructure Partners LP (“Hess Infrastructure Partners”). We refer to certain results as “attributable to Hess Midstream Partners LP,” which excludes the noncontrolling interests in Hess Midstream’s assets retained by Hess Infrastructure Partners.

Revenues and other income in the second quarter of 2019 were $172.8 million, including $0.7 million of shortfall fees payments related to minimum volume commitments (“MVC”). Revenues were up from $164.7 million in the prior‑year quarter, primarily attributable to higher throughput volumes and tariff rates, partially offset by lower MVC in the gathering segment where physical volumes were below MVC levels in both periods. Total costs and expenses in the second quarter of 2019 were $81.3 million up from $69.7 million in the prior-year quarter, primarily attributable to higher maintenance and depreciation driven by new gathering assets placed in service. Net income for the second quarter of 2019 was $90.9 million and net cash provided by operating activities was $148.3 million.

Adjusted EBITDA was $125.5 million, of which $24.2 million is attributable to Hess Midstream. DCF of $23.3 million resulted in a 1.02x DCF coverage ratio relative to distributions and Hess Midstream ended the second quarter of 2019 with an undrawn $300.0 million revolving credit facility.

Operational Highlights

Throughput volumes were up in the gathering and terminaling segments in the second quarter of 2019 compared to the second quarter of 2018. In the gathering segment, throughput volumes increased 33% for crude oil gathering and 2% for gas gathering compared to the prior-year quarter, driven by growing Hess production and higher third-party volumes, partially offset by unseasonal weather impacts in the second quarter of 2019. In the crude oil terminaling segment, throughput volumes increased 31% compared to the prior-year quarter, driven by growing Hess production and higher third-party volumes. In the gas processing segment, throughput volumes were impacted by processing capacity constraints and extended maintenance on a third-party export pipeline and remained flat compared to the prior-year quarter. The Little Missouri 4 (“LM4”) gas processing plant’s start-up process has been initiated and volumes are expected to ramp up in the second half of 2019.

Capital Expenditures

Gross capital expenditures for the second quarter of 2019 totaled $80.6 million, including $63.7 million of expansion capital expenditures, $16.0 million of equity investments associated with the LM4 gas processing plant, and $0.9 million of maintenance capital expenditures. Capital expenditures in the prior-year quarter were $98.3 million, including $79.3 million of expansion capital expenditures, $17.0 million of equity investments associated with the LM4 gas processing plant, and $2.0 million of maintenance capital expenditures. The decrease in expansion capital expenditures, excluding equity investments, was primarily attributable to completion of certain compression projects that began in the prior year. Net capital expenditures attributable to Hess Midstream Partners LP in the second quarter of 2019 totaled $16.6 million, including $12.8 million of expansion capital expenditures, $3.2 million of equity investments associated with the LM4 gas processing plant, and $0.6 million of maintenance capital expenditures.

Quarterly Cash Distributions

On July 25, 2019, our general partner’s board of directors declared a cash distribution of $0.3970 per unit for the second quarter of 2019, an increase of 3.6% over the distribution for the prior quarter and 15% compared to the second quarter of 2018. The distribution is expected to be paid on August 13, 2019 to unitholders of record as of the close of business on August 5, 2019.

Guidance

Hess Midstream is targeting long‑term 15% annual distribution growth per unit with at least a 1.1x distribution coverage ratio. Hess Midstream expects an increasing distribution coverage ratio through the second half of 2019 relative to the second quarter of 2019, in line with the expected volume ramp-up of the LM4 gas processing plant.

Hess Midstream is reaffirming its guidance for full year 2019 as follows:

Year Ending
December 31, 2019
(Unaudited)
Financials (in millions)
Consolidated Adjusted EBITDA	$550 - 575
Adjusted EBITDA attributable to Hess Midstream Partners LP	$108 - 113
DCF of Hess Midstream Partners LP	$103 - 108
Expansion capital attributable to Hess Midstream Partners LP	$53 - 57
Maintenance capital attributable to Hess Midstream Partners LP	$2 - 3

Year Ending
December 31, 2019
(Unaudited)
Throughput volumes (in thousands)
Gas gathering - Mcf of natural gas per day	280 - 290
Crude oil gathering - bopd	105 - 115
Gas processing - Mcf of natural gas per day	265 - 275
Crude terminals - bopd	120 - 130

Investor Webcast

Hess Midstream will review second quarter financial and operating results and other matters on a webcast today at 12:00 p.m. Eastern Time. The live audio webcast is accessible on the Investor page of our website www.hessmidstream.com. Conference call numbers for participation are 866-395-9624, or 213-660-0871 for international callers. The passcode number is 1868222. A replay of the conference call will be available at the same location following the event.

About Hess Midstream

Hess Midstream Partners LP is a fee‑based, growth oriented traditional master limited partnership that was formed to own, operate, develop and acquire a diverse set of midstream assets to provide services to Hess Corporation and third‑party customers. Hess Midstream’s assets are primarily located in the Bakken and Three Forks Shale plays in the Williston Basin area of North Dakota. More information is available at www.hessmidstream.com.

Reconciliation of U.S. GAAP to Non‑GAAP Measures

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), management utilizes additional non‑GAAP measures to facilitate comparisons of past performance and future periods. We use two non‑GAAP financial measures in this earnings release. “Adjusted EBITDA” presented in this release is defined as reported net income (loss) before net interest expense, income tax expense and depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, such as other income and other non‑cash, non‑recurring items, if applicable. We define Adjusted EBITDA attributable to Hess Midstream Partners LP as Adjusted EBITDA less Adjusted EBITDA attributable to Hess Infrastructure Partners’ retained interests in our joint interest assets. “Distributable Cash Flow” (“DCF”) is defined as Adjusted EBITDA attributable to Hess Midstream Partners LP less cash paid for interest and maintenance capital expenditures. Distributable cash flow does not reflect changes in working capital balances. We believe that investors’ understanding of our performance is enhanced by disclosing these measures as they may assist in assessing our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods, and assessing the ability of our assets to generate sufficient cash flow to make distributions to our unitholders. These measures are not, and should not be viewed as, a substitute for GAAP net income or cash flow from operating activities and should not be considered in isolation. Reconciliations of both reported net income attributable to Hess Midstream Partners LP (GAAP) to Adjusted EBITDA and net cash provided by operating activities (GAAP) to Distributable Cash Flow, are provided below.

	Second Quarter
	(unaudited)
	2019		2018

(in millions, except ratio and per-unit data)
Reconciliation of Adjusted EBITDA attributable to Hess Midstream Partners LP and Distributable Cash Flow attributable to Hess Midstream Partners LP to net income:
Net income	$90.9		$94.6
Plus:
Depreciation expense	34.0		30.2
Interest expense, net	0.6		0.4
Adjusted EBITDA	125.5		125.2
Less:
Adjusted EBITDA attributable to noncontrolling interest(a)	101.3		101.0
Adjusted EBITDA attributable to Hess Midstream Partners LP	$24.2		$24.2
Less:
Cash interest paid, net	0.3		0.1
Maintenance capital expenditures	0.6		0.2
Distributable cash flow attributable to Hess Midstream Partners LP	$23.3		$23.9

Reconciliation of Adjusted EBITDA attributable to Hess Midstream Partners LP and Distributable Cash Flow attributable to Hess Midstream Partners LP to net cash provided by operating activities:
Net cash provided by operating activities	$148.3		$141.5
Changes in assets and liabilities	(22.8)		(16.2)
Amortization of deferred financing costs	(0.3)		(0.2)
Unit-based compensation	(0.3)		(0.3)
Interest expense, net	0.6		0.4
Adjusted EBITDA	$125.5		$125.2
Less:
Adjusted EBITDA attributable to noncontrolling interest(a)	101.3		101.0
Adjusted EBITDA attributable to Hess Midstream Partners LP	$24.2		$24.2
Less:
Cash interest paid, net	0.3		0.1
Maintenance capital expenditures	0.6		0.2
Distributable cash flow attributable to Hess Midstream Partners LP	$23.3		$23.9
Distributed cash flow	22.8		19.2
Distribution coverage ratio	1.02	x	1.24	x
Distribution per unit	$0.3970		$0.3452
(a)	Reflects Hess Infrastructure Partners’ 80% noncontrolling economic interest in Hess North Dakota Pipelines Operations LP, Hess TGP Operations LP and Hess North Dakota Export Logistics LP.

Guidance
Year Ending
December 31, 2019
(Unaudited)
(in millions)
Reconciliation of Adjusted EBITDA attributable to Hess Midstream Partners LP and Distributable Cash Flow attributable to Hess Midstream Partners LP to net income:
Net income	$415 - 440
Plus:
Depreciation expense	132
Interest expense, net	3
Adjusted EBITDA	550 - 575
Less:
Adjusted EBITDA attributable to noncontrolling interest(a)	442 - 462
Adjusted EBITDA attributable to Hess Midstream Partners LP	108 - 113
Less:
Cash interest paid, net and maintenance capital expenditures	5
Distributable cash flow attributable to Hess Midstream Partners LP	$103 - 108
(a)	Reflects Hess Infrastructure Partners’ 80% noncontrolling economic interest in Hess North Dakota Pipelines Operations LP, Hess TGP Operations LP and Hess North Dakota Export Logistics LP.

Forward‑looking Statements

This press release may include forward‑looking statements within the meaning of the federal securities laws. Generally, the words “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “believe,” “intend,” “project,” “plan,” “predict,” “will” and similar expressions identify forward‑looking statements, which generally are not historical in nature. Forward‑looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results and current projections or expectations. When considering these forward‑looking statements, you should keep in mind the risk factors and other cautionary statements in the Hess Midstream’s annual report on Form 10-K for the year ended December 31, 2018, and in other reports we file with the Securities and Exchange Commission. Hess Midstream undertakes no obligation and does not intend to update these forward‑looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward‑looking statements, which speak only as of the date of this press release.

For Hess Midstream Partners LP

Investor Contact:

Jennifer Gordon

(212) 536-8244

Media Contact:

Robert Young

(713) 496-6076

HESS MIDSTREAM PARTNERS LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

	Second	Second	First
	Quarter	Quarter	Quarter
	2019	2018	2019
Statement of operations
Revenues
Affiliate services	$172.7	$164.5	$174.0
Other income	0.1	0.2	0.2
Total revenues	172.8	164.7	174.2
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	43.6	37.1	41.9
Depreciation expense	34.0	30.2	32.6
General and administrative expenses	3.7	2.4	4.0
Total costs and expenses	81.3	69.7	78.5
Income from operations	91.5	95.0	95.7
Interest expense, net	0.6	0.4	0.4
Net income	$90.9	$94.6	$95.3
Less: Net income attributable to noncontrolling interest	74.1	76.8	77.2
Net income attributable to Hess Midstream Partners LP	16.8	17.8	18.1
Less: General partner interest in net income attributable to Hess Midstream Partners LP	1.0	0.4	0.8
Limited partners' interest in net income attributable to Hess Midstream Partners LP	$15.8	$17.4	$17.3
Net income per limited partner unit (basic and diluted):
Common	$0.29	$0.32	$0.32
Subordinated	$0.29	$0.32	$0.32
Weighted average limited partner units outstanding:
Basic:
Common	27.3	27.3	27.3
Subordinated	27.3	27.3	27.3
Diluted:
Common	27.5	27.4	27.4
Subordinated	27.3	27.3	27.3

HESS MIDSTREAM PARTNERS LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

	Six Months Ended June 30,
	2019	2018
Statement of operations
Revenues
Affiliate services	$346.7	$321.3
Other income	0.3	0.4
Total revenues	347.0	321.7
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	85.5	71.7
Depreciation expense	66.6	60.2
General and administrative expenses	7.7	5.5
Total costs and expenses	159.8	137.4
Income from operations	187.2	184.3
Interest expense, net	1.0	0.7
Net income	$186.2	$183.6
Less: Net income attributable to noncontrolling interest	151.3	148.8
Net income attributable to Hess Midstream Partners LP	34.9	34.8
Less: General partner interest in net income attributable to Hess Midstream Partners LP	1.8	0.7
Limited partners' interest in net income attributable to Hess Midstream Partners LP	$33.1	$34.1
Net income per limited partner unit (basic and diluted):
Common	$0.61	$0.63
Subordinated	$0.61	$0.63
Weighted average limited partner units outstanding:
Basic:
Common	27.3	27.3
Subordinated	27.3	27.3
Diluted:
Common	27.5	27.4
Subordinated	27.3	27.3

HESS MIDSTREAM PARTNERS LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Second Quarter 2019
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$80.2	$67.5	$25.0	$-	$172.7
Other income	-	-	0.1	-	0.1
Total revenues	80.2	67.5	25.1	-	172.8
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	19.3	15.1	9.2	-	43.6
Depreciation expense	18.9	11.1	4.0	-	34.0
General and administrative expenses	1.3	1.0	0.2	1.2	3.7
Total costs and expenses	39.5	27.2	13.4	1.2	81.3
Income (loss) from operations	40.7	40.3	11.7	(1.2)	91.5
Interest expense, net	-	-	-	0.6	0.6
Net income (loss)	40.7	40.3	11.7	(1.8)	90.9
Less: Net income (loss) attributable to noncontrolling interest	32.6	32.3	9.2	-	74.1
Net income (loss) attributable to Hess Midstream Partners LP	$8.1	$8.0	$2.5	$(1.8)	$16.8

	Second Quarter 2018
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate	$81.9	$62.9	$19.7	$-	$164.5
Other income	-	-	0.2	-	0.2
Total revenues	81.9	62.9	19.9	-	164.7
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	16.1	13.4	7.6	-	37.1
Depreciation expense	15.4	10.9	3.9	-	30.2
General and administrative expenses	0.9	0.4	-	1.1	2.4
Total costs and expenses	32.4	24.7	11.5	1.1	69.7
Income (loss) from operations	49.5	38.2	8.4	(1.1)	95.0
Interest expense, net	-	-	-	0.4	0.4
Net income (loss)	49.5	38.2	8.4	(1.5)	94.6
Less: Net income (loss) attributable to noncontrolling interest	39.8	30.5	6.5	-	76.8
Net income (loss) attributable to Hess Midstream Partners LP	$9.7	$7.7	$1.9	$(1.5)	$17.8

HESS MIDSTREAM PARTNERS LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	First Quarter 2019
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$79.0	$66.3	$28.7	$-	$174.0
Other income	-	0.2	-	-	0.2
Total revenues	79.0	66.5	28.7	-	174.2
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	17.1	13.1	11.7	-	41.9
Depreciation expense	17.4	11.2	4.0	-	32.6
General and administrative expenses	1.5	1.1	0.2	1.2	4.0
Total costs and expenses	36.0	25.4	15.9	1.2	78.5
Income (loss) from operations	43.0	41.1	12.8	(1.2)	95.7
Interest expense, net	-	-	-	0.4	0.4
Net income (loss)	43.0	41.1	12.8	(1.6)	95.3
Less: Net income (loss) attributable to noncontrolling interest	34.4	32.5	10.3	-	77.2
Net income (loss) attributable to Hess Midstream Partners LP	$8.6	$8.6	$2.5	$(1.6)	$18.1

HESS MIDSTREAM PARTNERS LP

SUPPLEMENTAL OPERATING DATA (UNAUDITED)

(IN THOUSANDS)

	Second	Second	First
	Quarter	Quarter	Quarter
	2019	2018	2019

Throughput volumes
Gas gathering - Mcf of natural gas per day	258	253	249
Crude oil gathering - bopd	109	82	112
Gas processing - Mcf of natural gas per day	238	237	237
Crude terminals - bopd	123	94	122
NGL loading - blpd	15	15	14

		Six Months Ended June 30,
		2019	2018
Throughput volumes
Gas gathering - Mcf of natural gas per day		253	243
Crude oil gathering - bopd		110	81
Gas processing - Mcf of natural gas per day		237	226
Crude terminals - bopd		123	93
NGL loading - blpd		14	13